FEDERAL IDENTIFICATION
                                                  NO. 04-6145886

                        THE COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin

                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


We,        Landon T. Clay                             , President
    -------------------------------------------------
and        Janet E. Sanders                           , Assistant Clerk
    -------------------------------------------------
of     Fiduciary Exchange Fund, Inc.
    --------------------------------------------------------------,
                  (Exact name of corporation)

located at   24 Federal Street, Boston, MA 02110
           -------------------------------------------------------,
             (Street address of corporation in Massachusetts)


certify that these Articles of Amendment effecting articles numbered:

                              6
-------------------------------------------------------------------
    (Number those articles 1,2,3,4,5 and/or 6 being amended)

of the Articles of Organization was duly adopted at a meeting held June 27, 1996, by vote of:

203,743.906           Common Stock    292,800.022
----------- shares of ------------ of ----------- shares outstanding,
              (type, class & series, if any)

----------- shares of ------------ of ----------- shares outstanding,
              (type, class & series, if any)
and

----------- shares of ------------ of ----------- shares outstanding,
              (type, class & series, if any)
being at least two-thirds of each type, class or series outstanding and entitled to vote thereon.

         The following other lawful provisions for the conduct and regulation of the business of the Corporation, for its voluntary dissolution, for limiting, defining or regulating the powers of the Corporation, its directors or shareholders are amended as indicated below:

VOTED: That Article XI of the Articles of Organization of the Corporation be and it hereby is amended to read as follows:

                                   ARTICLE VI
                           Winding Up and Dissolution

         (a) In the event that the holders of a majority of the shares of the Corporation vote to wind up and liquidate the Corporation, no further shares of the Corporation shall be sold or redeemed or repurchased by the Corporation, and the then Directors shall proceed to wind up its affairs, liquidate its assets, pay its liabilities and expenses, distribute assets or the proceeds thereof among the holders of the shares in proportion to their holdings of shares, and do all acts necessary to secure the dissolution of the Corporation.

         (b) The holders of a majority of the shares of the Corporation outstanding and entitled to vote thereon at a meeting called for the purpose may vote to authorize a reorganization providing for the sale, lease or exchange of all or substantially all of the Corporation's property and assets to another registered investment company.

         (c) for the purpose of such winding up, liquidation, reorganization, distribution and dissolution, the then Directors shall continue in office until such duties have been duly performed. during the period of liquidation or reorganization and until all distribution to the shareholders has been completed the Directors shall cause the net asset value of the shares to be determined as hereinbefore provided, and their compensation shall be subject to the limitation contained in Article V hereof.

     The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

                                            19th        July    96
SIGNED UNDER THE PENALTIES OF PERJURY, this ---- day of ----, 19---.

            /s/  Landon T. Clay
-------------------------------------------------, President
            /s/  Janet E. Sanders
-------------------------------------------------, Assistant Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS




                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

                ------------------------------------------------
                ------------------------------------------------


               I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 24th day of July, 1996.


               Effective date:_______________________________




                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth